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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45044) and related Prospectus of SilverStream Software, Inc. for the registration of 356,365 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2000, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Boston, Massachusetts
September 11, 2000